Exhibit 10.1

FIRST AMENDMENT TO ASSET

PURCHASE AGREEMENT

This First Amendment to Asset Purchase Agreement (“Amendment”) is entered into as of June 30, 2005 by and between OMNI ENERGY SERVICES CORP., a Louisiana corporation (“OMNI”), AMERICAN HELICOPTERS INC., a Texas corporation (“AHI”) and ROTORCRAFT LEASING COMPANY, L.L.C., a Louisiana limited liability company (“RLC”):

RECITALS

WHEREAS, OMNI owns and operates an aircraft leasing division under the trade name “OMNI Aviation Services” pursuant to a 135 FAA Certificate (the “Aviation Division”);

WHEREAS, OMNI desires to sell and RLC desires to purchase, substantially all of the assets utilized by OMNI in the operation of its Aviation Division;

WHEREAS, certain of the assets utilized by OMNI in the operation of its Aviation Division may be owned by AHI;

WHEREAS, OMNI as Seller and RLC as Buyer executed an Asset Purchase Agreement dated effective as of June 30, 2005 for the sell to RLC of all or substantially of the assets utilized by OMNI in the operation of its Aviation Division (the “Asset Purchase Agreement”);

WHEREAS, AHI desires to join in the Asset Purchase Agreement as a party seller;

AGREEMENT

NOW THEREFORE, in consideration of the premises and mutual covenants hereafter contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Asset Purchase Agreement. The Asset Purchase Agreement is hereby amended to add AHI as a Seller thereunder with the same force and effect as if originally named therein as a Seller. AHI hereby (a) agrees to all the terms and provisions of the Asset Purchase Agreement applicable to it as a Seller thereunder and (b) represents and warrants that the representations and warranties made by it as a Seller thereunder are true and correct in all material respects on and as of the date hereof. OMNI and AHI each agree to be solidarily bound and responsible for the obligations of Seller set forth in the Asset Purchase Agreement and in the other transaction documents executed by both OMNI and AHI. Each reference to a Seller in the Asset Purchase Agreement shall hereafter be deemed to include AHI.

2. Section 3(a) of the Asset Purchase Agreement is hereby amended to provide that the Closing shall occur on or before July 29, 2005.

3. Entire Agreement. This Amendment, together with the Asset Purchase Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Except as otherwise expressly modified herein, the Asset Purchase Agreement shall remain in full force and effect.

4. Conflict of Terms. In the event of any inconsistency between the provisions of this Amendment and any provision of the Asset Purchase Agreement, the terms and provisions of this Amendment shall govern and control.

Attached as Exhibit A is an updated Schedule 4(b) to the Asset Purchase Agreement.

[Signature Pages Follow]

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SELLER:		SELLER:

OMNI ENERGY SERVICES CORP.		AMERICAN HELICOPTERS INC.

By:	/s/ G. Darcy Klug	By:	/s/ G. Darcy Klug
Name:	G. Darcy Klug	Name:	G. Darcy Klug
Title:	Executive Vice President	Title:	Executive Vice President

BUYER:

ROTORCRAFT LEASING COMPANY, L.L.C.

By:	/s/ Rodger Bagwell
Name:	Rodger Bagwell
Title:	Managing/Member

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